CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 numbers 33-45716, 33-98946, 333-66315, 333-83556 and Form F-10 number 333-144800) pertaining to the 1991 Stock Option Plan for Key Employees and Stock Option Grant to Anthony F. Griffiths, the 1991 Stock Option Plan for Key Employees and Non-Employee Directors, and the 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended, respectively, of our report dated June 6, 2007, with respect to the consolidated financial statements of Zarlink Semiconductor Inc. included in its Annual Report on Form 20-F for the year ended March 30, 2007.

Our audits also included the financial statement schedule of Zarlink Semiconductor Inc. listed in Item 18.  This schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Ottawa, Canada                                                                                                              Chartered Accountants
June 1, 2009                                                                                                                Licensed Public Accountants